EXHIBIT 10.96

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 27th day of June 2008 (the "Agreement'") between TANQERS INVESTORS, LP, a limited partnership (the "Investor"'), and CORD BLOOD AMERICA INC., a corporation organized and existing under the laws of the State of Florida (the "Company"').

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Four Million Dollars ($4,000,000) of the Company's common stock, par value $0.0001 per share (the "Common Stock'"): and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D"1 of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act'"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.
Certain Definitions

Section 1.1. "Advance" shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.2. "Advance Date" shall mean the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.3. "Advance Notice" shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.4. "Advance Notice Date" shall mean each date the Company delivers (in accordance with Section 2.2(b) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than ten (10) Trading Days after the prior Advance Notice Date.

Section 1.5. "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

Section 1.6. "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

Section 1.7. "Commitment Amount" shall mean the aggregate amount of up to Four Million Dollars ($4,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.8. "CommitTnent Period" shall mean the period commencing on the Effective Date, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 10.2 or (z) the date occurring twenty-four (24) months after the Effective Date or thirty six (36) months after the Effective Date if twenty-four (24) months after the Effective Date the Company files either an amendment to the then effective registration statement or a new registration statement is declared effective.

Section 1.9. "Common Stock" shall mean the Company's common stock, par value $0.0001 per share.

Section 1.10. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

Section 1.11. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.12. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

Section 1.13. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.14. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

Section 1.15. "Market Price" shall mean the bid price daily volume weighted average price of the Common Stock during the Pricing Period.

Section 1.16. "Maximum Advance Amount" shall be Two Hundred Fifty Thousand Dollars ($250,000) per Advance Notice.

Section 1.17. "Minimum Advance Amount" shall be Ten Thousand Dollars ($10,000) per Advance Notice. Section 1.18. "NASD" shall mean the National Association of Securities Dealers, Inc.

Section 1.19. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.20. "Pricing Period" shall mean the five (5) consecutive Trading Days after the Advance Notice Date subject to any reduction pursuant to Section 2.2(c).

Section 1.21. "Principal Market" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.22. "Purchase Price" shall be set at ninety percent (90%) of the Market Price during the Pricing Period.

Section 1.23. "Registrable Securities" shallmean the shares of Common Stockto be issued hereunder© in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.24. "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing ofthe Registration Statement for the resale ofthe Registrable Securities, entered into between the Company and the Investor.

Section 1.25. "Registration Statement" shallmean a registration statement on FormS-1 (if use of such form is then available to the Company pursuant to the rules ofthe SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.26. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.27. "SEC shallmean the United States Securities and Exchange Commission.

Section 1.28. "Securities Act" shall have the meaning set forth in the recitals ofthis Agreement.

Section 1.29. "SEC Documents" shall mean Annual Reports on Form 10-KSB, 10-K, Quarterly Reports on Form 10-QSB, 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.30. "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.31. "VWAP" shall mean the volume weighted average price ofthe Company's Common Stock as quoted by Bloomberg, LP.

ARTICLE II.
Advances

Section 2.1. Advances.

Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article MI hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's Common Stock by the delivery, in the Company's sole discretion, of Advance Notices. The number of shares of Common Stock that the Investor shall purchase pursuant to each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

Section 2.2. Mechanics.

(a) Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be less than the Minimum Advance Amount, nor more than the Maximum Advance Amount and the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company's Common Stock corresponding with a particular Advance Notice after the Advance Notice is received by the Investor. There shall be a minimum often (10) Trading Days between each Advance Notice Date.

(b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 pmEastem Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 pmEastem Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(c) Purchase Price Floor. The Company and the Investor shall not effect any sales under this Agreement on any Advance Date where the Market Price for any purchases of Common Stockwould be less than the Floor Price. "Floor Price" means $0.01, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

Section 2.3. Closings. On each Advance Date (i) the Company shall deliver to the Investor such number of shares of the Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice pursuant to Section 2.1 herein, divided by (y) the Purchase Price and (ii) upon receipt of such shares, the Investor shall deliver to the Company the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

(a) Company's Obligations Upon Closing.

On each Advance Date:

(i)    The Company shall deliver to the Investor the shares of Common Stock applicable to the Advance in accordance with Section 2.3. The certificates evidencing such shares shall be free of restrictive legends, provided such shares are registered pursuant to an effective registration statement.

(ii)    the Company's Registration Statement with respect to the resale ofthe shares of Common Stock delivered in connection with the Advance shall have been declared effective by the SEC;

(iii)    the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

(iv)    the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

(v)    the fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3; and

(vi)           The Company's transfer agent shall be DWAC eligible.

(b) Investor's Obligations Upon Posing Upon receipt ofthe shares referenced in Section 2.3(a)(i) above and provided the Company is in compliance with its obligations in Section 2.3, the Investor shall deliver to the Company the amount ofthe Advance specified in the Advance Notice by wire transfer of immediately available funds.

Section 2.4. Lock Up Period. On the date hereof, the Company shall obtain from each officer and director a lock-up agreement, as defined below, in the form annexed hereto as Exhibit "B". The lock up period under such lock-up agreements shall be for a period of 12 months from the date hereof.

Section 2.5. Hardship. In the event the Investor sells shares ofthe Company's Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.3, and specifically the Company fails to deliver to the Investor on the Advance Date the shares of Common Stock corresponding to the applicable Advance pursuant to Section 2.3(a)(i), the Company acknowledges that the Investor shall suffer financial hardship and, provided that the Investor has performed its obligations pursuant to Section 2.3,therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor.

ARTICLE III.
Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor ofthe transactions contemplated hereby have been duly authorized and requires no other proceedings on the part ofthe Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.4. Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor's rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption fromsuch laws is available.

Section 3.5. Accredited Investor. The Investor is and shall be on each Advance Date, an "Accredited Investor" as that termis denned in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.6. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.7. Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (in) the Company's most recent periodic filings filed with the SEC; and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.8. Registration Rights Agreement. The parties have entered into the Registration Rights Agreement dated the date hereof.

Section 3.9. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

Section 3.10. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" ofthe Company (as that term is defined in Rule 405 ofthe Securities Act).

Section 3.11. Trading Activities. The Investor's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock ofthe Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice during the applicable Pricing Period.

Section 3.12 Reliance on Exemptions. The Investor understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that they Company is relying in part upon the truth and accuracy of, and such Investor' compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth here in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Common Stock

Section 3.13 No Governmental Review. The Investor understands that no United States, federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock issuable pursuant to this Agreement or the fairness or suitability of the investment in the Common Stock nor have such authorities passed upon or endorsed the merits ofthe offering ofthe Common Stock.

ARTICLE IV.
Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as ofthe date hereof:

Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each ofthe Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature ofthe business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.2. Authorization. Enforcement. Compliance with Other Instruments, (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders provided however the Company does not have enough shares of its authorized common stock to issue to the Investor pursuant to this Agreement and the Company will need to (i) seek the approval of its board of directors and stock holders to amend its certificate of incorporation to increase the number of shares of common stock that it is authorized to issue to 750,000,000 shares of common stock ("Amended Certificate of Incorporation"') and (ii) assuming the Company's board of directors and shareholders have approved the certificate of amendment to the Company's certificate of incorporation to increase the number of shares of common stock that the Company is authorized to issue to 750,000,000 shares of common stock ("Amendment Certificate of Incorporation Approval") and (ii) file the Amended Certificate of Incorporation with the State of Florida ("Amended Certificate of Incorporation Filing'"), (iii) this Agreement, the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0,001 par value per share ("Preferred Stock'"), of which 195,558,923 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8 and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). Except as disclosed in the SECDocuments, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation'"), and the Company's By-laws, as in effect on the date hereof (the "By-laws'"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.4. No Conflict. Subject to the Amended Certificate of Incorporation Approval and the Amended Certificate of Incorporation Filing the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SECDocuments, neither the Company nor its subsidiaries is in violation of any termof or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and subject to the Amended Certificate of Incorporation Approval and the Amended Certificate of Incorporation Filing and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Subject to the Amended Certificate of Incorporation Approval and the Amended Certificate of Incorporation Filing, the Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any ofthe foregoing.

Section 4.5. SEC Documents: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act since the 10-KSB for the year ended December 31, 2007. The Company has delivered to the Investor or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements ofthe Company disclosed in the SEC Documents (the "Financial Statements"') complied as to form in all material respects with applicable accounting requirements and the published rules and regulations ofthe SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light ofthe circumstances under which they were made, not misleading.

Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.7. No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound (which has not been waived) and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation (which has not been waived) of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, hen or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

Section 4.8. Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

Section 4.9. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.10. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.11. Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"1. (iii have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12. Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.14. Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability tor assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Schedule 4.15 discloses the deficiencies that have been noted in the SEC Documents.

Section 4.16. No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

Section 4.17. Absence of litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any ofthe Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to performits obligations under, this Agreement or any ofthe documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

Section 4.18. Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19. Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other taxretums, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers ofthe Company know of no basis for any such claim.

Section 4.20. Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge ofthe Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.21. Fees and Rights of First Refusal. Except for the Company's contractual arrangement with Enable Capital Partners in existence prior to the date of this Agreement and as set forth on Schedule 4.21, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.22. Use of Proceeds. The Company shall use the net proceeds from this offering for general corporate purposes, including, without limitation, the payment of loans incurred by the Company. However, in no event shall the Company use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person forservices rendered, [expense reimbursement] or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person fromliability.

Section 4.23. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use its best efforts to maintain the listing of its Common Stock on the Principal Market.

Section 4.25. Opinion of Counsel. The Company will obtain, subject to applicable securities laws, for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

Section 4.26. Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

ARTICLE V.
Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1. Indemnification.

(a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees'") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified liabilities"Y incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. Notwithstanding anything to the contrary herein, the Company will not be liable to any Investor Indemnitee under this Agreement (d) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (e) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Indmnitees's breach of any ofthe representations, warranties, covenants or agreements made by such Investor Indemnitee in this Agreement or in the other Registration Rights Agreement or any other document executed pursuant to or in connection with this Agreement.

(b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees'"! from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investors) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified liabilities, which is permissible under applicable law.

(c) The obligations ofthe parties to indemnify or make contribution under this Section 5.1 shall survive termination.

ARTICLE VI.
Covenants of the Company

Section 6.1. RESERVED.

Section 6.2. Listing of Common Stock. During the term of the Commitment Period, the Company shall maintain the Common Stock's authorization for quotation on the Principal Market.

Section 6.3. Exchange Act Registration. During the term of the Commitment Period, the Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4. Transfer Agent Instructions. Upon effectiveness ofthe Registration Statement the Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Advance Date.

Section 6.5. Corporate Existence. During the Commitment period, the Company will take all steps necessary to preserve and continue the corporate existence ofthe Company.

Section 6.6. Notice of Certain Events Affecting Registration: Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Conpany's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.7. Restriction on Sale of Capital Stock. During the Commitment Period, the Company shall not, without the prior written consent of the Investor, (i) issue or sell any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance, or (ii) issue or sell any Preferred Stock warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance. Notwithstanding the foregoing this Section shall not apply in respect of an Exempt Issuance or an underwritten public offering of Common Stock. For purposes of this Agreement "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities,(c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to aPerson which is, itself or through its subsidiaries, an operating company in abusiness synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) the issuance of Common Stock set forth on Schedule 6.7.

Section 6.8. Consolidation: Merger. During the Commitment Period, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event"') unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9. Issuance of the Company's Common Stock. The sale ofthe shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.10. Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified pub he accountants.

Section 6.11. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, orthat constitutes ormight reasonably be expected to constitute, the stabilization or manipulation ofthe price of any security ofthe Company to facilitate the sale or resale ofthe Common Stock or (ii) sell, bid for or purchase the Common Stock, or pay anyone any compensation forsoliciting purchases ofthe Common Stock

ARTICLE VII.
Conditions for Advance and Conditions to Closing

Section 7.1. Conditions Precedent to the Obligations of the Company. The obligation hereunder ofthe Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each ofthe conditions set forth below.

(a) Accuracy of the Investor's Representations and Warranties. The representations and warranties ofthe Investor shall be true and correct in all material respects.

(b) Performance bv the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2. Conditions Precedent to (he Right of the Company (o Deliver an Advance Notice. The right of the Company to deliver an Advance Notice is subject to the fulfillment by the Company, on such Advance Notice (a "Condition Satisfaction Date"'), of each ofthe following conditions:

(a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement orthat the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension ofthe use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice Date.

(b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(c) Fundamental Changes. There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

(d) Performance bv the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

(g) Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount, In addition, in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed nine and 9/10percent (9.9%) of the then outstanding Common Stock of the Company. For the purposes ofthis section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(h) No Knowledge. The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

(i) Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

ARTICLE VIII
Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.1. Non-Disclosure of Non-Public Information.
.
(a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept orrefuse to accept such material non-public information forreview.

(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives ofthe Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material mis statement or to orrrit a material fact required to be stated therein in order to make the statements, therein, in light ofthe circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent ofthe Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light ofthe circumstances in which they were made, not misleading.

ARTICLE IX.
Choice of Law/ Juris diction

Section 9.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in the State of California, and expressly consent to the jurisdiction and venue ofthe courts, sitting in California and the United States District Court of California for the adjudication of any civil action asserted pursuant to this paragraph.

ARTICLE X.
Assignment; Termination

Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Section 10.2. Termination.

(a) The obligations of the Investor to make Advances under Article II hereof shall terminate twenty-four (24) months after the Effective Date or thirty six (36) months after the Effective Date if twenty-four (24) months after the Effective Date the Company filed either an amendment to the then effective registration statement or a new registration statement was declared effective. The Company's obligations underthis Agreement shall terminate on the date that the Investor is no longer obligated to make Advances.

(b) The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension ofthe effectiveness ofthe Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

(c) In the event that the price of the Company's Common Stock remains at a price equal to 50% of the Floor Price for a period of at least 90 consecutive days or more, then the Company may terminate this Agreement by providing Investor 45 days written notice of its intent to terminate.

ARTICLE XI.
Notices

Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Cord Blood America, Inc.
501 Santa Monica Blvd. Suite 700
Santa Monica, California 90401

	Attention:	Matthew Schissler
	Telephone:	310.432.4090
	Facsimile:	310.432.4098

	With a copy to :	Darrin Ocasio, Esq
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, NY 10006

Tangiers Investors, LP
If to the Investors):	Edward Liceaga
1446 Front Street Suite 400
San Diego, California 92101

	Telephone:	619-398-9264
	Facsimile:	619-566-2011

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

ARTICLE XII.
Miscellaneous

Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity ofthis Agreement.

Section 12.2. Entire Agreement: Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume ofthe Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4. Commitment Fee. The Company hereby agrees to pay the following fees:

(a) Upon the execution of this Agreement the Company shall issue to the Investor shares of Common Stock in an amount equal to One Hundred Sixty Thousand Dollars ($160,000) divided by the lowest VWAP of the Company's Common Stock, as quoted by Bloomberg, LP, on the date hereof (the "Investor's Shares"!.

(b) Fully Earned. The Investor's Shares shall be deemed fully earned as of the date hereof.

(c) Registration Rights. The Investor's Shares will have "piggy-back" registration rights.

Section 12.5. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the otherparty. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf ofthe indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.6. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as ofthe date first set forth above.

COMPANY:

Cord Blood America, Inc.

By:	/s/ Matthew Schissler
Name: Matthew Schissler,
Title: Chief Executive Officer

INVESTOR:

Tangiers Investors,LP

By:	/s/ Edward Liceaga
By: Tangiers Capital, LLC
Its: General Partner

EXHIBIT A

ADVANCE NOTICE

CORD BLOOD AMERICA, INC.

The undersigned,_________________hereby certifies, with respect to the sale of shares of Common Stock of CORD BLOOD AMERICA, JSC. (the "Company"") issuable in connection with this Advance Notice, delivered pursuant to the Securities Purchase Agreement (the "Agreement""), as follows:

1. The undersigned is the duly elected_________________of the Company*

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery ofthis Advance Notice are satisfied as of the date hereof.

4. The undersigned hereby represents, warrants and covenants that it has made all filings <"'SEC Filings"") required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-QSB, 10-K or 10-KSB, 8-K, etc.). All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the "Public Disclosures""), have been reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants. None of the Company's Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. The Advance requested is_________________

The undersigned has executed this Certificate this_________________day of_________________.

CORD BLOOD AMERICA, INC.

By:
Name
Title

If Returning This Advance Notice via Facsimile Please Send To: (201) 946-0851

If by Mail, via Federal Express   Tangiers Investors, LP

To:
       1446 Front Street, Suite 400, San Diego, CA 92101

EXHIBIT B

CORD BLOOD AMERICA. INC.

The undersigned hereby agrees that for a period commencing on June____, 2008 and expiring on the termination ofthe Securities Purchase Agreement dated June____, 2009 between the Company and the Investor (the "Lock-up Period"1. he, she or
it will not, directly or indirectly, without the prior written consent ofthe Investor, issue, offer, agree or offer to sell, sell grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities ofthe Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities"') except in accordance with the volume limitations set forth in Rule 144(e) ofthe General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any ofthe Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

Dated:___________, 2008

Signature

Name:

Address:

City, State, Zip Code:

Print Social Security Number or Taxpayer I.D. Number

SCHEDULE 4.15

SEC Deficiencies

SCHEDULE 4.21

Contractual Arrangement with Enable Capital Partners

SCHEDULE 6.7

Issuance of Common Stock

Schedule 4.15

As reported in Cord Blood America,  Inc's Form 10-KSB annual report for the year ending December 31,  2007, filed with the SEC on April 15, 2008

Evaluation of Disclosure Controls and Procedures

It is management's responsibility Lo establish and maintain adequate internal control over all financial reporting pursuant to Rule 13a-15 under the Securities Exchange Act of 1934   (the "Exchange Act").  Our management, including our principal executive officer,   our principal operations officer, and our principal financial officer,  have reviewed and evaluated the effectiveness of our disclosure controls and procedures as of a date within ninety  (90)  days of the filing date of this Form 10-KSB annual report. Following this review and evaluation, management collectively determined that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act   (i)   is recorded, processed,  summarized and reported within the time periods specified in SEC rules and forms,   and  (ii)   is accumulated and communicated to management,   including our chief executive officer,   our chief operations officer,   and our chief financial officer,   as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There were no significant changes  Ln the Company's internal controls over financial reporting or in other factors that could significantly affect these internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for estabiishing and maintaining adequate internal control over our financial reporting  (as defined in Rule 13a-15(f) and 15d-15(f)of the Exchange Act).   Internal control over financial reporting is a process designed to provide reasonable assurance regardinq the reliability of financial reporting and the preparation of financial statements for external purposes in accordance wxth accounting principles generally accepted in the place country-region United States of America.

Our internal control over financial reporting includes those policies and procedures that   (i)  pertain to the maintenance of records that,   in reasonable detail,   accurately and fairJy reflect the transactions and dispositions of our assets,   (ii)   provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America,   and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors,   and  (iii)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition,   use or disposition of our assets  that could have a material effect on the financial statements.

Because of its inherent limitations,   internal control over financial reporting may not prevent or detect misstatements. Also,  projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions,   or that the degree of comp1 iance with the policies or procedures may deteriorate.

Based on its evaluation,  the Company's Chief Executive Officer identified a major deficiency that existed in the design or operation of our internal control over financial reporting that it considers to be a "material weakness". The Public Company Accounting Oversight Board has defined a material weakness as a "significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will note be prevented or detected."

The deficiency in our internal control related to a lack of segregation of duties due to the size of the accounting department. We are in the process of improving our internal control over financial reporting in an effort to remediate this deficiency.

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this Annual Report.

Schedule 4.21

The transaction entered into by and between Cord Blood America, Inc. and Enable Capital Partners on November 26, 2007, as set forth in Cord Blood America, Inc.'s 8k filed with the SEC on November 30, 2007.

Schedule 6.7

Any Common Stock issued pursuant to transactions and agreements entered into by and between Cord Blood America, Inc. on the one hand, and either Enable Capital Partners or JMJ Financial, on the other.